MSB FINANCIAL MHC AND MSB FINANCIAL CORP.
ANNOUNCE ADOPTION OF PLAN OF CONVERSION
FOR SECOND-STEP STOCK OFFERING

Millington, NJ, November 17, 2014 — MSB Financial MHC (the “MHC”) and MSB Financial Corp, a federal corporation (the “Company”) (symbol: MSBF), the holding company for Millington Savings Bank (the “Bank”), announced today that their Boards of Directors have unanimously adopted a Plan of Conversion pursuant to which the Company will reorganize into a new stock holding company and will conduct a second-step stock offering of new shares of common stock.

As part of the conversion, the Bank will become a wholly owned subsidiary of a new stock holding company, which will also be named MSB Financial Corp.  The shares of common stock of the Company held by persons other than the MHC will be converted into shares of common stock of the new stock holding company pursuant to an exchange ratio designed to preserve the approximate percentage ownership interests of such persons.  The shares of the Company held by the MHC will be cancelled and the amount of the MHC’s ownership interest in the Company will be sold through the second-step stock offering.  In the stock offering, depositors of the Bank, with qualifying deposits as of September 30, 2013 will have first priority to purchase the new shares of common stock.

Michael A. Shriner, President and Chief Executive Officer, stated, “We believe the second-step transaction is an important milestone in the more than 100 year history of the Bank, and it will permit us to raise additional capital and to move  forward with our growth and strategic plans.  The conversion will also eliminate the operational uncertainties associated with the mutual holding company structure under the Dodd-Frank Act.”

The conversion and offering will have no impact on depositors, borrowers or other customers of the Bank. The transactions contemplated by the Plan of Conversion, are subject to approval by the Company’s stockholders (including approval by a majority of the shares held by persons other than the MHC), the depositors of the Bank and the Board of Governors of the Federal Reserve System.

The Bank’s Board of Directors has also authorized a change of the name of the Bank to “Millington Bank.”  It is expected that the name change will be effective concurrent with the closing of the conversion transaction.

A prospectus or proxy statement/prospectus, as applicable, and other materials containing detailed information relating to the Plan of Conversion, details of the offering, and business and financial information about the Company and new stock holding company will be sent to stockholders of the Company and eligible depositors of the Bank following regulatory approval.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements

Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties,  including, but not limited to: the failure to obtain the approval of the Board of Governors of the Federal Reserve for the proposed conversion and related stock offering, delays in obtaining such approval, or adverse conditions imposed in connection with such approvals; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s  filings with the Securities and Exchange Commission.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events

About MSB Financial Corp.

MSB Financial Corp. is the holding company for Millington Savings Bank, a community financial institution that offers a full range of traditional deposit and lending services, including one-to-four family mortgage loans, home equity loans and lines of credit and consumer loans, including auto loans personal loans and account loans, and financing for commercial real estate, including multi-family dwellings/apartment buildings, service/retail and mixed-use properties, churches and non-profit properties, medical and dental facilities and other commercial real estate, and residential and commercial construction loans and commercial and industrial loans.  Millington Savings Bank currently operates from its main office in Morris County, New Jersey and four branch offices located in Somerset County, New Jersey.  MSB Financial Corp.’s principal executive offices are located in Millington Savings Bank’s main office, 1902 Long Hill Road, Millington, New Jersey.